                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              BOWNE & CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

--------------------------------------------------------------------------------

                TO ASSURE YOUR REPRESENTATION AT THE MEETING,
                 PLEASE DATE AND SIGN THE ENCLOSED PROXY AND
                 RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                                     (LOGO)

                               BOWNE & CO., INC.
                               345 Hudson Street
                            New York, New York 10014

                                 (212) 924-5500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 1996 Annual Meeting of Stockholders of BOWNE & CO., INC. will be held at the offices of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York, on Thursday, March 28, 1996, beginning at 10:00 A.M. local time, for the following purposes:

          1. To elect three nominees to serve as Class III directors of the Company for three-year terms, as well as two additional nominees to serve as Class II directors for the remaining two years of a three-year term, and in each case until their respective successors shall be elected and shall qualify;

          2. To ratify the appointment of auditors of the Company for the fiscal year ending October 31, 1996; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 7, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                   By Order of the Board of Directors,

                                                 DOUGLAS F. BAUER
                                                   Corporate Secretary & Counsel

New York, New York
February 8, 1996

                                     (LOGO)

                               BOWNE & CO., INC.
                               345 Hudson Street
                            New York, New York 10014

                                 (212) 924-5500

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of BOWNE & CO., INC. (the "Company") in connection with the solicitation of proxies for use at the 1996 Annual Meeting of Stockholders, which is to be held at the offices of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York, on March 28, 1996, beginning at 10:00 A.M. local time, and at any adjournment thereof.

     Proxies delivered pursuant to this solicitation are revocable at the option of the persons executing the same, prior to their exercise, by attendance and voting at the Annual Meeting or by written notice delivered to the Corporate Secretary of the Company prior to the meeting, and are solicited by and on behalf of the Board of Directors of the Company. Unless previously revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the meeting by the named attorneys-in-fact and agents, to the extent authorized, in accordance with the directions contained therein. If no such directions are given, the shares represented by such proxies will be voted in favor of the election of directors, the ratification of the appointment of auditors, and in accordance with the discretion of the named attorneys-in-fact and agents on other matters that may properly come before the meeting.

     The cost of this solicitation will be borne by the Company. Proxies may be solicited by personal interview, telephone, telegraph and electronic mail, as well as by use of traditional postal delivery. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that connection. Employees of the Company participating in the solicitation of proxies will not receive any additional remuneration for such participation.

     On February 7, 1996, the record date for the Annual Meeting, the Company had outstanding 17,600,909 shares of its Common Stock, Par Value $.01 Per Share (the "Common Stock"), and there were no outstanding shares of any other class of stock. Each holder of the Common Stock is entitled to one vote for each share of such stock held by him. Only stockholders of record at the close of business on February 7, 1996, will be entitled to vote at the Annual Meeting. A majority of the outstanding shares, whether present in person or by proxy, is required to constitute a quorum to transact business at the meeting. The abstention of a stockholder on any issue submitted to a vote and a proxy given by a broker who fails or is not authorized to vote on that issue will both be counted in determining the presence of a quorum but not in tabulating the vote on that issue, and thus neither will have an effect on the outcome of the vote. Votes will be tabulated by The Bank of New York.

     The Company intends to cause this Proxy Statement to be mailed to its stockholders of record beginning on or about February 8, 1996.

Principal Stockholders of the Company

     The only individual stockholder known to own beneficially more than five percent of the outstanding Common Stock of the Company as of the record date for the Annual Meeting is identified below:

                                                                                   Number        Percent of
            Stockholder                                                           of Shares     Outstanding
        --------------------                                                      ---------     ------------
        Thomas O. Stanley......................................................   1,700,934          9.7%

     Mr. Stanley is currently a director of the Company. Interested persons may write to him in care of the Corporate Secretary of the Company at 345 Hudson Street, New York, New York 10014. In the number of his shares shown above, the inclusion of stock held in a fiduciary capacity is not intended as his admission of beneficial ownership thereof.

     In addition, the Company has learned that two investment fund managers have reported holdings of the Company's Common Stock pursuant to the Securities Exchange Act of 1934. One of these, FMR Corp., with offices at 82 Devonshire Street, Boston, Massachusetts 02109, reported that a group of related investment funds which includes the Fidelity Mutual Funds held an aggregate of 2,015,000 shares of the Common Stock as of September 30, 1995, and that the group shared with its beneficial owners the power to dispose of all such shares. These holdings represented 11.4% of the Company's shares outstanding on the record date. The other fund manager which has reported such holdings is C.S. McKee & Co., Inc., with offices at 1 Gateway Center, Pittsburgh, Pennsylvania 15222. This latter fund held an aggregate of 1,348,650 shares of the Common Stock as of January 31, 1996, and shared with its beneficial owners the power to dispose of most of such shares. The latter holdings represented 7.7% of the Company's shares outstanding on the record date. The Company believes that the holdings reported by FMR Corp. and C.S. McKee were acquired in the ordinary course of their investment management businesses and that the various investment funds which they manage hold their shares for the accounts of numerous beneficial owners.

     The Company knows of no other stockholder who may be deemed to own beneficially more than five percent of its outstanding Common Stock.

Election of Directors

     Action will be taken at the Annual Meeting for the election of three nominees to be Class III directors, each to serve for a three-year term and until his successor is duly elected and qualifies. Two additional nominees will also be elected to serve as Class II directors for the remaining two years of a three-year term and until their successors are duly elected and qualify. The Board of Directors recommends a vote in favor of each of its nominees, who are all currently incumbent directors: in Class II, Edward H. Meyer and James P. O'Neil, and in Class III, Robert M. Johnson, H. Marshall Schwarz and Wendell M. Smith. The election will be determined as to each nominee by a plurality of the votes duly cast by stockholders entitled to vote at the Annual Meeting.

     Indicated in the table below are the principal occupations for the last five years of each of the Board's nominees and of the other five incumbent directors. Their beneficial ownership of the outstanding Common Stock of the Company as of the record date for the Annual Meeting is also shown in the table.

                             THE BOARD OF DIRECTORS

                                                                                       Director       Shares of
                                                                                        of the       Common Stock
                                                                                       Company       Beneficially
                 Name(1)            Principal Occupation and Directorships    Age       Since          Owned(2)
---------------------------------  ----------------------------------------   ----    ----------    --------------
NOMINEES FOR ELECTION AS CLASS II DIRECTORS, WHOSE TERMS WILL EXPIRE IN 1998:

    Edward H. Meyer(3)...........  Chairman of the Board and President,        69        1983             2,400
                                     Grey Advertising Inc; also director of
                                     The May Department Stores Company,
                                     Harman International Industries, Inc.,
                                     Ethan Allen Interiors Inc., and
                                     several mutual funds advised by
                                     Merrill Lynch Asset Management, Inc.
                                     or its affiliates

    James P. O'Neil(4)...........  Executive Vice President and Chief          51        1996            39,936(5)
                                     Operating Officer of the Company;
                                     formerly Vice President, Finance,
                                     thereof

NOMINEES FOR ELECTION AS CLASS III DIRECTORS, WHOSE TERMS WILL EXPIRE IN 1999:

    Robert M. Johnson(4).........  Vice Chairman of the Board, President       50        1996            40,000
                                     and Chief Executive Officer of the
                                     Company; formerly Publisher, President
                                     and Chief Executive Officer of
                                     Newsday, Inc., a subsidiary of Times
                                     Mirror, Inc.

    H. Marshall Schwarz..........  Chairman of the Board and Chief             59        1986             1,000
                                     Executive Officer, U.S. Trust
                                     Corporation; also director of Atlantic
                                     Mutual Companies

    Wendell M. Smith.............  Chairman of the Board, Baldwin              60        1992               100
                                     Technology Company, Inc.; formerly also
                                     President and Chief Executive Officer
                                     thereof

Class I directors, previously elected, whose terms will expire in 1997:

    Richard H. Koontz(6).........  Chairman of the Board of the Company;       55        1984            77,080
                                     formerly also President and Chief
                                     Executive Officer thereof

    Beverley B. Wadsworth........  Director, Amsterdam Nursing Home Corpo-     55        1990             3,000
                                     ration; formerly Chairman of the Board
                                     and President, Continental Guaranty &
                                     Credit Corporation; also director of
                                     Cass County Iron Company

    Richard R. West..............  Dean Emeritus, Stern School of Business,    57        1994             3,000
                                     New York University; formerly Dean of
                                     the School of Business and Professor
                                     of Finance, New York University; also
                                     director of Smith Corona Corporation,
                                     Alexander's Inc., Vornado Realty
                                     Trust, and several mutual funds
                                     advised by Merrill Lynch Asset
                                     Management, Inc. or its affiliates

Class II directors, previously elected, whose terms will expire in 1998:

    Robert M. Conway.............  Limited Partner, Goldman, Sachs & Co.       51        1994             8,800

    Thomas O. Stanley(7).........  Retired; formerly Staff Vice President,     68        1968         1,700,934
                                     Research Programs, RCA Laboratories

---------------

(1) See "Certain Committees of the Board" for memberships on committees.
(2) The only director or nominee who owns in excess of 1% of the outstanding Common Stock is Mr. Stanley (9.7%).
(3) The Company's by-laws provide that no director may continue to serve on the Board of Directors, and no other person may be nominated or elected to the Board, after he or she has attained the age of seventy. In view of this provision, Mr. Meyer has advised the Company that, if elected, he intends to step down from the Board on or before January 8, 1997, his seventieth birthday, and will not therefore serve out the entire term for which he is nominated. A vacant seat on the Board may be filled by a candidate elected by the remaining directors to serve until the next following Annual Meeting of Stockholders.
(4) Messrs. Johnson and O'Neil were elected by the Board on December 14, 1995 and assumed their current directorships and offices as of January 3, 1996.
(5) This figure includes options to purchase 27,500 shares which are currently exercisable by Mr. O'Neil under the Company's Stock Option Plans (described below under "Executive Compensation") or which will become exercisable within sixty days after the record date of the Annual Meeting, as well as 188 shares held for his account by the Employees' Stock Purchase Plan (also described under "Executive Compensation"), but excludes all shares held for other participants in the latter plan, of which he is a trustee.
(6) Mr. Koontz elected early retirement as President and Chief Executive Officer for health reasons, effective October 31, 1995.
(7) Pursuant to the by-law provision mentioned above in Note 3, Mr. Stanley has advised the Company that he intends to retire from the Board on or before May 15, 1997, his seventieth birthday, and will not therefore serve out the entire term for which he has been elected.

---------------

Certain Committees of the Board

     Among the committees of the Board of Directors are four standing committees, the functions and present membership of which are described below.

     The Executive Committee has much of the authority of the Board of Directors other than for fundamental corporate changes or actions which require the vote of the full Board according to New York State law or the Company's by-laws. The members are Mr. Stanley (Chairman) and Messrs. Koontz, Meyer and Schwarz.

     The Audit Committee selects independent public accountants to serve as the Company's auditors, reviews with the chief financial officer of the Company and the auditors the scope and results of their audit, the fees charged and the other activities performed by the auditors for the Company, reviews internal controls and inquires into special accounting and related matters. The members are Ms. Wadsworth (Chairman) and Messrs. Conway, Smith and West.

     The Finance Committee reviews the investment portfolio and financial reports of the Company, approves its investment policies and the allocation of assets to various investment programs of the Company, and reviews the investment performance of the fund managers of the respective trusts for the Company's Pension Plan, Profit-Sharing Plan and Employees' Stock Purchase Plan. The members are Mr. West (Chairman) and Messrs. Conway and Meyer.

     The Compensation and Nominating Committee reviews and approves salaries and benefits for the executive officers of the Company and the chief operating officer of each subsidiary, as well as significant changes in retirement and other employee benefit plans, prior to submission to the Board of Directors for approval. The Committee also considers and recommends for Board approval candidates for the Board of Directors who have been suggested by management, by other members of the Board or by stockholders and other interested parties. Stockholders may suggest Board candidates by writing to the Chairman of the Committee, in care of the Corporate Secretary of the Company. The members of the Committee are Mr. Schwarz (Chairman), Mr. Smith and Ms. Wadsworth.

Meetings, Attendance and Fees

     During the Company's fiscal year ended October 31, 1995, the Board of Directors held nine meetings. The Audit and Finance Committees each met twice, and the Compensation and Nominating Committee met three times. The Executive Committee did not meet but took action four times during the year with resolutions unanimously adopted by the written consent of its members. The only members of the Board who attended fewer than three quarters of the aggregate number of meetings of the Board and of the committees on which they respectively served were Messrs. Conway and Meyer, who were unable to attend certain meetings they were respectively eligible to attend because of travel commitments.

     Directors not employed by the Company were paid an annual retainer of $16,000 during 1995, plus a fee of $1,000 for each Board meeting attended. The annual fee for members of the Executive Committee not employed by the Company was $1,000. Those non-employee directors who served on one or more of the other Board committees were paid a fee of $750 for each committee meeting attended, and the chairman of each such committee a fee of $1,250 for each meeting at which he or she presided. All directors were offered reimbursement for travel expenses, if any, incurred in connection with all Board and committee meetings attended.

     The Company also has a retirement plan for non-management members of the Board who are not entitled to benefits under the Company's Pension Plan for employees. Under this non-qualified plan, the amount of the retirement benefit will be five times the aggregate of annual retainer payments made by the Company to an eligible director during his or her last twelve months of Board service, subject to certain vesting rules. The director will be eligible to receive this benefit in five annual installments after he or she either reaches the age of sixty or retires from the Board, whichever occurs later. There are also provisions for distribution of the unpaid benefit in the event of a director's death or a change of corporate control.

Compensation Committee Interlock and Insider Participation

     The only person who served on the Compensation and Nominating Committee during the 1995 fiscal year, in addition to the directors identified above as the current members of that Committee, was John R. Haire, who reached mandatory retirement from the Board and its committees with his seventieth birthday on February 11, 1995. No member of the Compensation and Nominating Committee was an officer or employee of the Company or any of its subsidiaries during the year.

Executive Compensation

     The following table summarizes the aggregate cash compensation, including incentive compensation, paid by the Company to the former Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company during the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                                                        Compensation:
                                                  Annual Compensation     Shares
               Name and                           --------------------   Underlying   All Other
          Principal Position             Year      Salary      Bonus      Options    Compensation(*)
---------------------------------------  -----    --------    --------  ------------ ---------------
Richard H. Koontz......................   1995    $303,000    $266,000     20,000     $  63,049
  Formerly President and CEO              1994     340,000     360,000     15,000       112,160
     (until Oct. 31, 1995)                1993     325,000     450,000     20,000       143,439

James P. O'Neil........................   1995     170,000     175,000      6,000        34,988
  Executive Vice President and            1994     160,000     100,000      6,000        28,631
     Chief Operating Officer              1993     150,000     140,000      7,500        38,754

Brendan Keating........................   1995     150,000      50,000      5,000        16,422
  Vice President                          1994     150,000      70,000      6,000        22,695
                                          1993     140,000     120,000      6,000        32,946

Allen D. Marold........................   1995     135,000      60,000      5,000        15,782
  Vice President, Human                   1994     135,000      75,000      5,000        21,690
     Resources and Administration         1993     130,000     115,000      5,000        30,056

John O. Penhollow......................   1995     130,000      50,000      5,000        13,861
  Vice President, Technical               1994     110,000      50,000      5,000        15,966
     Services (since Sept. 7, 1994)       1993          --          --         --            --

---------------

(*) The amounts listed in this column represent the total of the Company's contributions under its Employees' Stock Purchase Plan and its Profit-Sharing Plan, as well as certain payments made under a supplemental arrangement related to the latter plan. The Employees' Stock Purchase Plan, a defined contribution plan meeting regulatory requirements, permits participating employees, if they qualify, to contribute up to $100 per month and provides for matching contributions by the Company equal to one half of the amounts they contribute; the aggregate of all contributions to the Employees' Stock Purchase Plan is invested by its trustees in shares of the Company's Common Stock, and dividends thereon are reinvested likewise. The Profit-Sharing Plan is also a defined contribution plan meeting regulatory requirements, under which contributions are determined annually by the boards of directors of participating subsidiaries, subject to limitations imposed by Internal Revenue Service regulations. The supplemental arrangement referred to above was adopted with respect to key employees who would otherwise be adversely affected by the limits imposed by law upon the Company's contributions under the Profit-Sharing Plan.
          The figures listed in the table exclude non-cash compensation which is not properly categorized as salary or bonus. Such non-cash compensation included customary perquisites and did not exceed the lesser of either $50,000 or ten percent of the compensation listed for any executive officer of the Company. The cost to the Company of group employee benefit plans for medical, hospitalization and dental benefits, long-term disability insurance and other fringe benefits with respect to executive officers of the Company is also excluded from the figures listed in the table because the plans under which such benefits are paid are available generally to all salaried employees of the Company and do not discriminate in favor of the executive officers of the Company.
          Rules defining the deductibility of compensation paid by a public company to certain executive officers in excess of $1 million were changed by the enactment in 1993 of Section 162(m) of the Internal Revenue Code. Compensation resulting from grants made under the Company's Stock Option Plans (described below), however, are exempted from those new rules until March 1997, and no executive officer of the Company has been compensated in excess of $1 million when options are excluded from consideration. Consequently, the Company has not yet found it necessary to adopt a policy as to how compensation in excess of $1 million may be qualified for deductibility.

    Two successive Stock Option Plans meeting regulatory requirements have been adopted by the Board of Directors of the Company and approved by its stockholders, both providing for the grant of incentive stock options to the five executive officers of the Company identified above, as well as to other key employees, to purchase shares of the Company's Common Stock. The 1981 Stock Option Plan expired by its terms as of December 16, 1991, although a number of options granted thereunder remain outstanding. The 1992 Stock Option Plan was approved by the Company's stockholders on March 26, 1992. An option granted under either of these plans may be exercised until the tenth anniversary of the date when granted, unless the option has terminated earlier in accordance with its provisions. When each option may be exercised during that term was or will be determined by the Board or by the Compensation and Nominating Committee of the Board on the date of the relevant grant, although the Board or the Committee may, in its discretion, accelerate the exercisability of any outstanding option. The exercise price of shares purchased pursuant to options granted under either of the plans may not be less than the fair market value of the Common Stock of the Company, determined as provided in the plans, on the date of the relevant grant.

     During the 1995 fiscal year, options were granted under the 1992 Stock Option Plan to each of the five previously identified executive officers of the Company. In each case, the option price was the fair market value of the Common Stock as determined by taking the mean between the highest and the lowest sales prices reported on the American Stock Exchange on December 14, 1994, the date of the grant. These options will allow each holder, except as indicated below, to purchase one half of the covered shares on and after the fourth anniversary of the grant, and the remaining half on and after the fifth anniversary. The individual grants were as follows:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     Potential
                                                                                Realizable Value at
                                       % of Total                                 Assumed Annual
                             Number     Options                                   Rates of Stock
                           of Shares   Granted to                               Price Appreciation
                           Underlying  Employees    Exercise                    for Option Term(*)
                            Options    in Fiscal     Price        Expiration    -------------------
           Name             Granted       Year     Per Share         Date          5%        10%
-------------------------- ----------  ----------  ----------    -------------  --------   --------
Mr. Koontz................   20,000       19.1%     $16.0625     Dec. 13, 2004  $202,032   $511,990
Mr. O'Neil................    6,000        5.7%      16.0625     Dec. 13, 2004    60,610    153,597
Mr. Keating...............    5,000        4.8%      16.0625     Dec. 13, 2004    50,508    127,997
Mr. Marold................    5,000        4.8%      16.0625     Dec. 13, 2004    50,508    127,997
Mr. Penhollow.............    5,000        4.8%      16.0625     Dec. 13, 2004    50,508    127,997

---------------

(*) This presentation is made in order to disclose the potential value which would accrue to the option holder if the option were exercised the day before it will expire and if the value per share had appreciated at a compounded annual rate, either five or ten percent as indicated above each column. The application of an absolute mathematical formula results in a higher potential realizable value for options granted at a time when the market value is relatively high. The assumed rates of appreciation of five and ten percent are prescribed by rules of the Securities and Exchange Commission on disclosure of executive compensation; the Company does not advocate or necessarily agree that these rates are indicative of future growth in the market price of the Common Stock.

---------------

     During the 1995 fiscal year, two of the Company's five executive officers identified above exercised stock options granted under the aforementioned 1981 Stock Option Plan. The only options granted under the 1992 Stock Option Plan which have yet become exercisable are those previously granted to Mr. Koontz, the Board of Directors having voted at its meeting on October 26, 1995, to accelerate the exercisability of all his options under both Stock Option Plans; however, none of those accelerated options was exercised in fiscal 1995. In the following table, where both of the 1995 exercises are listed, amounts have been calculated to represent the realized values using the closing prices of the Common Stock on the American Stock Exchange for the respective dates of exercise:

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                             Value of
                                                               Number of                    Unexercised
                                                              Unexercised                  In-the-Money
                          Number                              Options at                    Options at
                         of Shares                          Fiscal Year-End               Fiscal Year-End
                         Acquired         Value       ---------------------------   ---------------------------
         Name           on Exercise     Realized      Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------  -----------   -------------   -----------   -------------   -----------   -------------
Mr. Koontz............     12,000       $ 145,500       158,926             --       $ 624,783             --
Mr. O'Neil............         --              --        23,250         31,250         101,156      $  88,281
Mr. Keating...........        992          11,780        13,500         39,500          57,906        142,031
Mr. Marold............         --              --        19,700         23,000         104,194         60,719
Mr. Penhollow.........         --              --            --          6,500              --         12,813

     The Company currently has no employment contract with any of the five executive officers identified above and, except as described below, no compensatory arrangement with any of those officers under which benefits will become payable as a result of the termination of employment. The Company did not grant stock appreciation rights or award restricted stock to any of its executive officers during the 1995 fiscal year, and has not adjusted or amended the exercise price of any stock option previously granted. The Company also has no long-term incentive compensation plan under which the award of benefits is a function of changes in the market price of the Common Stock or other performance criteria.

     During 1995, the five previously identified executive officers and certain other key employees of the Company entered into uniform Termination Protection Agreements with the Company which would provide limited benefits to any of such individuals if his employment were terminated without cause within two and a half years after a change in corporate control, as defined in the agreements. Such benefits would also be available if, prior to the change in control, the individual should be terminated at the request of the party acquiring control or he terminates his own employment at such a time on account of a substantial diminution of responsibilities or base compensation or in similar circumstances. The principal benefit in such a case would essentially be twice the individual's base salary and target bonus.

     Along with most other employees of the Company, the five officers identified above participate in the Company's Pension Plan, which is a defined benefit plan meeting regulatory requirements. Benefits under the Pension Plan, payable upon normal retirement at the age of sixty-five as a life annuity or the actuarial equivalent thereof, are based upon age, length of service and an average of the participant's five highest consecutive years of compensation.

     The Company also has a Supplemental Retirement Program for the five previously identified executive officers, as well as certain other key employees, which is a non-qualified program governed by individualized agreements between each of those officers and the Company. The program provides supplemental benefits that are generally computed at one half of the average of the participant's annual salary and bonus for the immediately preceding five years, less the benefit payable from the aforementioned Pension Plan. The program normally gives full supplemental benefits to participants who retire after attaining the age of sixty-five with twenty or more years of service, or partial benefits at retirement after the age of fifty-five based upon the actual years of service. The occurrence of certain events resulting in a change of corporate control may accelerate the vesting and payment of partial benefits. In addition, there are provisions for benefits in the event of death or disability while employed, regardless of the age of the participant.

     Inasmuch as four of the five previously identified executive officers of the Company will, by their normal retirement at the age of sixty-five, have become eligible for a full benefit under the combination of the Pension Plan and the Supplemental Retirement Program described above, their respective years of service will not be a factor in calculating the annual benefits that will become payable to them respectively at normal retirement. Because Mr. Penhollow, on the other hand, will have fewer than twenty years of service upon reaching normal retirement age, he will receive thirty percent of the full benefit described above. The full benefits may be estimated, depending upon the average compensation of the respective participants, from the following table:

                            RETIREMENT BENEFIT TABLE

                         Average               Annual
                       Remuneration            Benefit
                       ------------            -------
                        $150,000              $ 75,000
                         200,000               100,000
                         400,000               200,000
                         600,000               300,000
                         800,000               400,000

     Indicated below is the beneficial ownership of the Common Stock by each of the five previously identified executive officers of the Company and by all directors and executive officers as a group, as of the record date for the Annual Meeting, except as otherwise noted:

                        SECURITY OWNERSHIP OF MANAGEMENT

                                               Number
                                                 of         Percent of      Nature of
                       Name                   Shares(1)    Outstanding     Ownership(2)
        ----------------------------------   -----------   ------------    ------------
        Mr. Koontz........................       77,080    Less than 1%       Direct
        Mr. O'Neil........................       39,936    Less than 1%       Direct
        Mr. Keating.......................       19,866    Less than 1%       Direct
        Mr. Marold........................       28,331    Less than 1%       Direct
        Mr. Penhollow.....................          236    Less than 1%       Direct
        All directors and executive
          officers as a group(3)..........    2,222,401       12.6%           Direct

---------------

(1) The figures in the table for the named individuals include shares owned outright as well as options to purchase shares which are currently exercisable by each of them under the Company's Stock Option Plans or which will become exercisable within sixty days after the record date for the Annual Meeting. The respective figures also include shares held by the trustees of the Employees' Stock Purchase Plan for the benefit of each named individual as of the most recently completed fiscal quarter for which such figures are available.
(2) Except as indicated in Note 3 below.
(3) In addition to the current directors and the five executives named in the table, this group includes the current Chief Executive Officer and three other corporate officers of the Company. Because certain officers in this group are trustees of the Employees' Stock Purchase Plan and as such have the right to vote the shares held by that plan on behalf of its participants, they may be deemed to be beneficial owners of the 503,167 shares held by that plan as of the record date, and such shares are therefore included in the total shown as beneficially owned by the group. Also included are options to purchase 104,950 shares under the Company's Stock Option Plans which are currently exercisable by all members of the group or will become exercisable within sixty days after the record date.

---------------

Report of the Compensation and Nominating Committee of the Board of Directors on Executive Compensation

     The Compensation and Nominating Committee of the Board of Directors submits this report as a summary of policies and practices applicable to the compensation of the Company's executive officers, including the five named on the preceding pages, during the Company's 1995 fiscal year. In the Committee's opinion, the compensation received by the Company's executive officers during fiscal 1995 was consistent with the long-standing policies that govern the compensation of the Company's key executives generally and was altogether appropriate and in keeping with the best interests of the Company, its employees and its shareholders.

     The Company continues to be the industry leader in a highly specialized field characterized by strong competitive pressures and stringent requirements for personalized service, confidentiality, accuracy and fast turnaround in the preparation, printing and distribution of financial, corporate and commercial documentation. To attain and maintain this position through the employment and retention of capable key executives, the Company has established an executive compensation program which properly recognizes each executive's contributions to the Company's operating performance based upon the attainment of targeted profitability as well as the accomplishment of other planned objectives. The policy of the Company is to keep salaries for its key executives, including that of the
Chief Executive Officer, at modest but competitive levels. These salaries are augmented by incentive compensation which appropriately recognize individual performance during the year that has resulted primarily in the achievement of targeted levels of profitability and also, to a lesser degree, in the accomplishment of certain defined, strategic objectives both quantitative and qualitative. The latter objectives include the successful integration of new products and services and newly acquired business units, introduction of new technologies, improvement of internal organization with special emphasis on networking and internal coordination, continued heightening of quality awareness, operational efficiencies, significant cost-reductions, and for some individuals other objectives. A careful application of these guidelines during fiscal 1995 determined the aggregate compensation disclosed on the preceding pages for the five named individuals as well as the remuneration for other key executives of the Company.

     With respect to the former Chief Executive Officer's incentive compensation, the primary determinant was reaching a predetermined, targeted level of net income for the Company. For 1995, his performance was measured solely by employing a formula which used net income as its basis.

     Periodic incentive stock option grants are proposed by the Chief Executive Officer for the Company's key employees other than himself and are subject to approval by the Committee. The Committee also established an incentive stock option grant for the Chief Executive Officer for 1995. The purposes of the option plans described elsewhere in this Proxy Statement are not only to retain capable executive officers and other key employees, but also to provide an inducement for them to promote the best, long-term interests of the Company and its shareholders through their direct ownership of the Common Stock. The number of options granted in each case is determined by the grantee's individual performance and opportunity for contribution to the overall profitability of the Company. Value added to the Company through these sustained efforts may be reflected in an appreciating equity position for each optionee as his or her options become exercisable on an incremental basis over a period of years.

     During fiscal year 1995, all the actions and recommendations of this Committee which required Board approval were ratified unanimously by the full Board of Directors. Furthermore, it should be noted that the specific profit targets, strategic objectives, details of the formula used in calculating the Chief Executive Officer's incentive compensation, and other quantitative or qualitative factors considered by the Committee involved confidential business information, and the specific disclosure thereof might have a substantial adverse effect on the Company.

     This report was submitted on December 14, 1995 by the undersigned, being all the members of the Compensation and Nominating Committee.

                                          H. Marshall Schwarz, Chairman
                                          Wendell M. Smith
                                          Beverley B. Wadsworth

Performance Graph

     The following graph compares on a cumulative basis the yearly percentage change over the last five fiscal years in (a) the total stockholder return on the Company's Common Stock with (b) the total return on the Standard & Poor's 500 Index ("S&P 500") and (c) the total return on the Standard & Poor's Specialized Services Index ("Specialized Services"). Such yearly percentage change has been measured by dividing (i) the sum of (A) the amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price per share at the end and that at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The price of each unit has been set at $100 on October 31, 1990, in the preparation of the graph.

     The S&P 500 has been selected for comparison as a broad equity market index. The Specialized Services index, previously known as the Standard & Poors Commercial Services index, was originally chosen for comparison as a peer group, in part because it included the Company itself. Although Standard & Poor's created a newer, more focused industry group in February 1994 consisting of the Company and eighteen other printing firms, and accordingly removed the Company from Specialized Services at the same time, the Company will continue to compare Specialized Services as its peer group until the newer Standard & Poor's index of printers offers a full five-year history for comparison or until a more suitable index becomes available. The Specialized Services index includes the capital-weighted performance results of companies classified in specialized services which are also included in the S&P 500.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG BOWNE & CO., INC., S&P 500 AND SPECIALIZED SERVICES
                        (FISCAL YEARS ENDING OCTOBER 31)

      MEASUREMENT PERIOD         BOWNE & CO.,                     SPECIALIZED
    (FISCAL YEAR COVERED)            INC.           S&P 500        SERVICES
           1990                    100.00           100.00          100.00
           1991                    150.35           133.50          117.27
           1992                    169.16           146.79          115.81
           1993                    245.81           168.72          106.41
           1994                    195.99           175.25          106.62
           1995                    232.85           221.44          130.81

     The immediately preceding sections entitled "Report of the Compensation and Nominating Committee of the Board of Directors on Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission, may not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made by the Company with the Commission.

Insurance Statement

     Periodically the Company renews its insurance policy covering the directors and officers of the Company and of its subsidiaries against certain liabilities they may incur in performing their duties. The policy also insures the Company against its obligations to indemnify those same individuals for such liabilities. This coverage is currently provided by Federal Insurance Company for one year commencing June 16, 1995 with a premium of $146,467.

Ratification of Appointment of Auditors

     At its meeting held December 14, 1995, the Board of Directors appointed the accounting firm of Ernst & Young LLP ("Ernst & Young") to be the auditors of the Company for the current fiscal year ending October 31, 1996, subject to the ratification of such appointment by the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting. Ernst & Young is considered to be a well-qualified firm. Should a majority of the shares duly voted at the Annual Meeting fail to concur in the appointment of Ernst & Young, the selection of auditors will be reconsidered by the Board of Directors.

     The Company has been informed that neither Ernst & Young nor any member thereof has any relationship with the Company or its subsidiaries other than that arising from such firm's employment as auditors. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they wish, and to respond to appropriate stockholders' questions, if any.

     The firm of Ernst & Young has served as the Company's auditors since 1991. The services rendered by Ernst & Young to the Company with respect to the 1995 fiscal year included (1) examination of the consolidated financial statements contained in the Company's Annual Report to Stockholders and in its Annual Report on Form 10-K, (2) examination of the financial statements of the Company's employee benefit plans, (3) consultation on various accounting matters, (4) meetings with the Audit Committee of the Board of Directors, (5) preparation of federal and state tax returns for the Company and its subsidiaries, (6) tax services in connection with the Company's employee benefit plans, and (7) miscellaneous tax services as required. The Audit Committee annually reviews the services rendered by the Company's auditors, as well as the possible effect thereof on auditor independence, and has approved the nature of such services.

     The Board of Directors recommends a vote for the ratification of the appointment of Ernst & Young as the Company's auditors for the fiscal year ending October 31, 1996. The vote required for such ratification is a majority of the votes duly cast by stockholders entitled to vote at the Annual Meeting.

Other Matters

     Although there is no business, so far as is now known to the Company, except that set forth above to be presented for action by the Company's stockholders at the Annual Meeting, it is intended that the shares represented by the proxies solicited herewith will be voted on any other matters and proposals that may properly come before the meeting, or any adjournment thereof, in accordance with the discretion of the persons named therein as attorneys-in-fact and agents, unless contrary written instructions are received.

Proposals of Security Holders

     A proposal by a security holder intended to be presented at the Company's 1997 Annual Meeting of Stockholders and to be included in the Proxy Statement therefor must be received in writing at the Company's principal executive offices at 345 Hudson Street, New York, New York 10014, marked to the attention of the Corporate Secretary, no later than October 14, 1996.

                            ------------------------

                           AVAILABILITY OF FORM 10-K

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF THAT STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE ADDRESSED TO:
DOUGLAS F. BAUER, CORPORATE SECRETARY & COUNSEL, BOWNE & CO., INC., 345 HUDSON STREET, NEW YORK, NEW YORK 10014.

--------------------------------------------------------------------------------

    PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
       ENCLOSED REPLY ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF
                         MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                                     (LOGO)

          Bowne & Co., Inc. 345 Hudson Street New York, New York 10014

[BOWNE LOGO]

BOWNE & CO., INC.                                                    P R O X Y
345 HUDSON STREET
NEW YORK, N.Y. 10014

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        Revoking any prior appointment, the undersigned hereby appoints
Robert M. Johnson and Douglas F. Bauer, and each of them, attorneys-in-fact and agents with power of substitution, to vote as proxy for the undersigned as herein stated, at the Annual Meeting of Stockholders of Bowne & Co., Inc., to be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on Thursday, March 28, 1996, beginning at 10:00 A.M. local time, and at any adjournment thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

        THE SHARES COVERED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
(1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS; AND (3) IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS-IN-FACT AND AGENTS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE HEREOF.

        The undersigned hereby acknowledges receipt of a copy of the Proxy Statement which was mailed to all stockholders beginning on or about February 8, 1996, relating to such Annual Meeting.

                     (Continued, and to be dated and signed, on the other side)

MARK BOXES /FILLED/ OR /X/ IN BLUE OR BLACK INK. THEN SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



1. Election of Directors:                         / / FOR ALL NOMINEES                 / / EXCEPTIONS*

   Class II:  Edward H. Meyer, James P. O'Neil    / / AGAINST ALL NOMINEES             * To withhold authority to vote for
   Class III: Robert M. Johnson, H. Marshall                                             any nominee, mark the box for
              Schwarz, Wendell M. Smith                                                  "Exceptions" and strike out that
                                                                                         nominee's name.

2. Ratification of the appointment                / / FOR  / / AGAINST  / / ABSTAIN
   of Ernst & Young LLP as auditors
   for fiscal 1996:

3. The proxies are authorized to vote in accordance with their discretion on such other business as may properly come before the meeting.



                                (Signatures should conform exactly to the name imprinted on this card. Executors, administrators, guardians, trustees, attorneys-in-fact and officers signing for corporations should state full title or signatory capacity.)


                                Dated____________________________________, 1996

                                Signed_________________________________________

[BOWNE LOGO]

                                                                       P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   Revoking any prior appointment, the undersigned hereby appoints Robert M. Johnson and Douglas F. Bauer, and each of them, attorneys-in-fact and agents with power of substitution, to vote as proxy for the undersigned as herein stated, at the Annual Meeting of Stockholders of Bowne & Co., Inc., to be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on Thursday, March 28, 1996, beginning at 10:00 A.M. local time, and at any adjournment thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

   THE SHARES COVERED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS; AND (3) IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS-IN-FACT AND AGENTS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE HEREOF.

   The undersigned hereby acknowledges receipt of a copy of the Proxy Statement which was mailed to all stockholders of record beginning on or about February 8, 1996, relating to such Annual Meeting.

                     (Continued, and to be dated and signed, on the other side)

                                               BOWNE & CO., INC.
                                               P.O. Box 11066
                                               New York, N.Y. 10203-0066

         MARK BOXES /X/ IN BLUE OR BLACK INK. THEN SIGN, DATE AND RETURN
                THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



1. Election of two Class II Directors and          FOR ALL NOMINEES / /                   EXCEPTIONS* / /
   three Class III Directors:
                                                   AGAINST ALL NOMINEES / /               * To withhold authority to vote for
   Class II:  Edward H. Meyer, James P. O'Neil                                              any nominee, mark the box for
   Class III: Robert M. Johnson, H. Marshall                                                "Exceptions" and strike out that
              Schwarz, Wendell M. Smith                                                     nominee's name.


2. Ratification of the appointment                 FOR / /   AGAINST / /   ABSTAIN / /
   of Ernst & Young LLP as auditors
   for fiscal 1996:

3. The proxies are authorized to vote in accordance with their discretion on such other business as may properly come before the meeting.


  IF YOU HAVE NOTED AN ADDRESS CHANGE OR COMMENTS ON EITHER SIDE OF THIS CARD,
                            PLEASE MARK HERE: / /

                                (Signatures should conform exactly to the name imprinted on this card. Executors, administrators, guardians, trustees, attorneys-in-fact and officers signing for corporations should state full title or signatory capacity.)


                                Dated____________________________________, 1996

                                Signed_________________________________________

                                _______________________________________________

[BOWNE LOGO]

BOWNE & CO., INC.                                     VOTING INSTRUCTIONS
345 HUDSON STREET                              (EMPLOYEES' STOCK PURCHASE PLAN)
NEW YORK, N.Y. 10014


        YOUR SIGNATURE IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Revoking any prior instructions, the undersigned participant in the Bowne & Co., Inc. Employee's Stock Purchase Plan (the "Plan"), as beneficial owner of certain shares under the Plan, hereby instructs the Trustees of the Plan and their proxies to vote as indicated on the reverse side hereof at the Annual Meeting of Stockholders of Bowne & Co., Inc., to be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on Thursday, March 28, 1996, beginning at 10:00 A.M. local time, and at any adjournment thereof, with respect to the aggregate number of shares held by the Trustees for the account of the undersigned as of February 7, 1996. Any shares under the Plan as to which no such voting instructions are received will be voted by the Trustees in their sole discretion.

        The undersigned hereby acknowledges receipt of a copy of the Proxy Statement which was mailed to all Plan participants on or about February 8, 1996, relating to such Annual Meeting. Please do not use this card to notify the Company of a change of address.

                    (Continued, and to be dated and signed, on the other side)

MARK BOXES /FILLED/ OR /X/ IN BLUE OR BLACK INK. THEN SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




1. Election of Directors:                         / / FOR ALL NOMINEES                 / / EXCEPTIONS*

   Class II:  Edward H. Meyer, James P. O'Neil    / / AGAINST ALL NOMINEES             * To withhold authority to vote for
   Class III: Robert M. Johnson, H. Marshall                                             any nominee, mark the box for
              Schwarz, Wendell M. Smith                                                  "Exceptions" and strike out that
                                                                                         nominee's name.

2. Ratification of the appointment                / / FOR  / / AGAINST  / / ABSTAIN
   of Ernst & Young LLP as auditors
   for fiscal 1996:

3. The Trustees are authorized to vote in accordance with their discretion on such other business as may properly come before the meeting.



                                (Signatures should conform exactly to the name imprinted on this card.)


                                Dated____________________________________, 1996

                                Signed_________________________________________